Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

August 2, 2012

SECOND QUARTER 2012 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 2, 2012 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and six months ended June 30, 2012. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues	$82,751	$61,865	$161,350	$123,336

Net earnings available to common stockholders	$27,579	$19,607	$52,334	$38,731
Net earnings per common share (diluted)	$0.26	$0.23	$0.49	$0.46

FFO available to common stockholders	$43,731	$32,180	$85,551	$63,573
FFO per common share (diluted)	$0.41	$0.38	$0.80	$0.75

FFO excluding impairment losses	$46,449	$32,447	$88,269	$63,969
FFO excluding impairment losses per share (diluted)	$0.43	$0.38	$0.83	$0.76

AFFO available to common stockholders	$48,957	$35,598	$95,218	$70,115
AFFO per common share (diluted)	$0.46	$0.42	$0.89	$0.83

•

Excluding a $3.1 million charge for the redemption of our 7.375% Series C Preferred Stock in the first quarter and all impairment charges, FFO for the six months ended June 30, 2012, was $0.86 per share

•	Portfolio occupancy was 98.2% at June 30, 2012, as compared to 97.4% at December 31, 2011, and 96.9% at June 30, 2011

Investments and Dispositions for the quarter ended June 30, 2012:

•	Investments:
¡	$115 million in the Property Portfolio, including acquiring 27 properties with an aggregate 880,000 square feet of gross leasable area
•	Dispositions:
¡	Seven properties with net proceeds of $6.6 million

Investments and Dispositions for the six months ended June 30, 2012:

•	Investments:
¡	$312.9 million in the Property Portfolio, including acquiring 94 properties with an aggregate 1,473,000 square feet of gross leasable area
•	Dispositions:
¡	10 properties with net proceeds of $11.7 million

Capital transactions for the quarter ended June 30, 2012:

•	Issued 848,639 common shares generating $22.4 million of net proceeds

Craig Macnab, Chief Executive Officer, commented: “We were very pleased to have recently announced an increase in our quarterly dividend which will make this the 23rd consecutive year that we have raised our annual dividend – this is a long term track record that less than a handful of REITs can claim. Our strong consistent cash dividends have been an important part of the 14.0% annual total shareholder return NNN has produced over the past 20 years. Our portfolio and balance sheet remain in very good condition and 2012 remains on track to produce 8% FFO per share growth.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2012, the company owned 1,506 properties in 47 states with a gross leasable area of approximately 17.8 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 2, 2012, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter June 30, 2012. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Income Statement Summary

Revenues:
Rental and earned income	$78,766	$58,403	$153,072	$116,206
Real estate expense reimbursement from tenants	2,505	2,142	5,337	4,422
Interest and other income from real estate transactions	764	543	1,470	1,164
Interest income on commercial mortgage residual interests	716	777	1,471	1,544

	82,751	61,865	161,350	123,336

Retail operations:
Revenues	7,784	12,450	19,008	21,300
Operating expenses	(7,481)	(11,760)	(18,543)	(20,612)

Net	303	690	465	688

Operating expenses:
General and administrative	7,024	6,568	14,627	13,226
Real estate	4,025	3,919	8,597	7,573
Depreciation and amortization	19,032	13,765	37,140	27,184
Impairment – commercial mortgage residual interests valuation	2,718	267	2,718	396

	32,799	24,519	63,082	48,379

Other expenses (revenues):
Interest and other income	(361)	(283)	(719)	(625)
Interest expense	19,394	17,512	39,039	35,174

	19,033	17,229	38,320	34,549

Income tax expense	(140)	(210)	(236)	(191)

Equity in earnings of unconsolidated affiliate	155	104	305	213

Earnings from continuing operations	31,237	20,701	60,482	41,118

Earnings from discontinued operations	2,239	568	2,817	1,005

Earnings including noncontrolling interests	33,476	21,269	63,299	42,123

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	34	67	55	93
Discontinued operations	(5)	(33)	(17)	(93)

	29	34	38	—

Net earnings attributable to NNN	33,505	21,303	63,337	42,123
Series C preferred stock dividends	—	(1,696)	(1,979)	(3,392)
Series D preferred stock dividends	(5,926)	—	(5,926)	—
Excess of redemption value over carrying value of preferred shares redeemed	—	—	(3,098)	—

Net earnings available to common stockholders	$27,579	$19,607	$52,334	$38,731

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Weighted average common shares outstanding:
Basic	105,992	84,410	105,418	83,772

Diluted	107,459	84,726	106,844	84,271

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.24	$0.23	$0.47	$0.46
Discontinued operations	0.02	—	0.02	—

Net earnings	$0.26	$0.23	$0.49	$0.46

Diluted:
Continuing operations	$0.24	$0.23	$0.46	$0.46
Discontinued operations	0.02	—	0.03	—

Net earnings	$0.26	$0.23	$0.49	$0.46

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$27,579	$19,607	$52,334	$38,731
Real estate depreciation and amortization:
Continuing operations	18,191	12,421	35,454	24,620
Discontinued operations	10	109	47	220
Joint venture real estate depreciation	44	44	88	88
Gain on disposition of real estate	(2,438)	(1)	(2,752)	(86)
Impairment losses - real estate	345	—	380	—

Total FFO adjustments	16,152	12,573	33,217	24,842

FFO available to common stockholders	$43,731	$32,180	$85,551	$63,573

FFO per share:
Basic	$0.41	$0.38	$0.81	$0.76

Diluted	$0.41	$0.38	$0.80	$0.75

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$27,579	$19,607	$52,334	$38,731
Total FFO adjustments	16,152	12,573	33,217	24,842

FFO available to common stockholders	43,731	32,180	85,551	63,573

Straight-line accrued rent	265	47	(529)	51
Net capital lease rent adjustment	405	388	807	802
Below market rent amortization	(602)	(116)	(1,237)	(213)
Stock based compensation expense	1,983	1,448	3,768	2,841
Capitalized interest expense	(436)	(246)	(867)	(569)
Convertible debt interest expense	1,063	1,630	2,107	3,234
Impairment losses and other charges, net of recoveries	2,548	267	2,520	396
Excess of redemption value over carrying value of preferred share redemption	—	—	3,098	—

Total AFFO adjustments	5,226	3,418	9,667	6,542

AFFO available to common stockholders	$48,957	$35,598	$95,218	$70,115

AFFO per share:
Basic	$0.46	$0.42	$0.90	$0.84

Diluted	$0.46	$0.42	$0.89	$0.83

Other Information:
Percentage rent	$221	$132	$330	$245

Amortization of debt costs	$828	$1,304	$1,656	$2,480

Scheduled debt principal amortization (excluding maturities)	$391	$269	$679	$541

Non-real estate depreciation expense	$18	$46	$40	$95

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: NNN classified the revenues and expenses related to properties which were sold or were held for sale as of June 30, 2012, as discontinued operations. The following is a summary of the earnings from discontinued operations.

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental and earned income	$687	$1,450	$1,575	$2,202
Real estate expense reimbursement from tenants	106	8	228	321
Interest and other income from real estate transactions	4	—	36	39

	797	1,458	1,839	2,562

Expenses:
General and administrative	4	3	7	7
Real estate	192	346	478	621
Depreciation and amortization	35	132	95	263
Impairment losses - real estate	345	—	380	—
Interest	360	340	717	681

	936	821	1,677	1,572

Gain on disposition of real estate	2,438	1	2,752	132
Income tax expense	(60)	(70)	(97)	(117)

Earnings from discontinued operations including noncontrolling interests	2,239	568	2,817	1,005
Earnings attributable to noncontrolling interests	(5)	(33)	(17)	(93)

Earnings from discontinued operations attributable to NNN	$2,234	$535	$2,800	$912

National Retail Properties, Inc.

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
Balance Sheet Summary

Assets:
Cash and cash equivalents	$2,907	$2,082
Receivables, net of allowance	1,456	2,149
Investment in unconsolidated affiliate	4,283	4,358
Mortgages, notes and accrued interest receivable	36,740	33,428
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	3,485,819	3,225,119
Accounted for using the direct financing method	24,954	26,518
Real estate held for sale	40,351	36,105
Commercial mortgage residual interests	12,395	15,299
Accrued rental income, net of allowance	25,330	25,187
Other assets	69,755	64,184

Total assets	$3,703,990	$3,434,429

Liabilities:
Line of credit payable	$142,600	$65,600
Mortgages payable, net of unamortized premium	29,341	23,171
Notes payable - convertible, net of unamortized discount	357,479	355,371
Notes payable, net of unamortized discount	845,237	894,967
Other liabilities	101,923	91,444

Total liabilities	1,476,580	1,430,553

Stockholders’ equity of NNN	2,226,070	2,002,498
Noncontrolling interests	1,340	1,378

Total equity	2,227,410	2,003,876

Total liabilities and equity	$3,703,990	$3,434,429

Common shares outstanding	107,449	104,755

Gross leasable area, Property Portfolio (square feet)	17,798	16,428

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	June 30, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$435	$307
Receivables	200	200
Real estate	70,319	70,911
Other assets	342	402

	$71,296	$71,820

Liabilities:
Notes payable	$42,700	$42,700
Other liabilities	45	65

Total liabilities	42,745	42,765

Members’ equity	28,551	29,055

Total liabilities and equity	$71,296	$71,820

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues:
Rental income	$1,565	$1,565	$3,130	$3,130

Expenses:
General and administrative	81	112	187	185
Real estate	4	5	8	10
Depreciation and amortization	323	369	646	737
Interest	189	452	382	907

	597	938	1,223	1,839

Net earnings	$968	$627	$1,907	$1,291

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2012(1)	2011 (2)
1.	Convenience stores	22.6%	22.9%

2.	Restaurants - full service	11.4%	10.6%

3.	Automotive parts	6.0%	7.6%

4.	Automotive service	5.9%	5.3%

5.	Theaters	4.6%	5.7%

6.	Sporting goods	4.5%	4.5%

7.	Wholesale clubs	3.7%	0.4%

8.	Restaurants - limited service	3.6%	4.2%

9.	Drug Stores	3.2%	3.8%

10.	Consumer electronics	3.2%	2.5%

11.	Recreational vehicle dealers, parts and accessories	2.9%	1.3%

12.	Health and fitness	2.6%	2.9%

13.	Travel plazas	2.3%	2.2%

14.	Home improvement	2.2%	1.0%

15.	Family entertainment centers	2.1%	1.9%

16.	Books	1.9%	2.9%

17.	Grocery	1.8%	2.5%

18.	Home furnishings	1.5%	1.0%

19.	Office supplies	1.3%	2.2%

20.	General merchandise	1.3%	1.2%

	Other	11.4%	13.4%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	22.2%	6.	Ohio	3.6%

2.	Florida	9.3%	7.	California	3.6%

3.	Illinois	5.4%	8.	Virginia	3.4%

4.	North Carolina	5.3%	9.	Indiana	3.3%

5.	Georgia	4.1%	10.	Pennsylvania	3.2%

(1)	Based on the annualized base rent for all leases in place as of June 30, 2012.
(2)	Based on the annualized base rent for all leases in place as of June 30, 2011.

National Retail Properties, Inc.

Property Portfolio

Top Tenants

	Properties	% of Total (1)
Pantry	95	6.2%

Susser	86	5.9%

CL Thomas	66	5.0%

AMC Theatre	15	4.0%

BJ’s Wholesale Club	7	3.7%

Mister Car Wash	53	3.3%

Best Buy	19	3.1%

Camping World	19	2.9%

Road Ranger	34	2.8%

Gander Mountain	9	2.6%

LA Fitness	10	2.5%

Pull-A-Part	20	2.5%

OSI Restaurant Partners	34	2.4%

Pep Boys	17	2.2%

Logan’s Roadhouse	30	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2012	0.7%	18	333,000	2018	3.6%	43	933,000

2013	2.8%	38	764,000	2019	3.0%	42	704,000

2014	3.0%	43	587,000	2020	3.6%	92	867,000

2015	2.8%	69	948,000	2021	5.2%	91	791,000

2016	2.1%	39	619,000	2022	8.8%	102	1,041,000

2017	3.9%	43	973,000	Thereafter	60.5%	851	8,771,000

(1)	Based on the annual base rent of $325,984,000, which is the annualized base rent for all leases in place as of June 30, 2012.
(2)	As of June 30, 2012, the weighted average remaining lease term is 12 years.
(3)	Square feet.